As filed with the Securities and Exchange Commission on August 9, 2023

Registration No. 333-263205

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Invitae Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-1701898 (I.R.S. Employer Identification Number)

1400 16th Street

San Francisco, California 94103

(415) 374-7782

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth D. Knight

Chief Executive Officer

Invitae Corporation

1400 16th Street

San Francisco, California 94103

(415) 374-7782 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas R. Brida General Counsel Invitae Corporation 1400 16th Street San Francisco, California 94103 (415) 374-7782	Mike Hird Gabriella A. Lombardi Julie Park Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, California 94304 (650) 233-4500

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-263205) (“Post-Effective Amendment No. 1”) of Invitae Corporation (the “Company”) was filed because the Company expected that it would no longer be a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) when it filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Accordingly, the Company filed Post-Effective Amendment No. 1 for the purpose of including disclosure required for a registrant other than a well-known seasoned issuer, identifying the securities being registered, registering a specific amount of securities and paying the associated filing fee. Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 was filed using EDGAR submission type POS AM in order to convert the Registration Statement to the proper EDGAR submission type for a non-automatic shelf registration statement. This Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (“Post-Effective Amendment No. 3”) is being filed in order to update certain information and provide an updated consent of the Company’s independent registered public accounting firm.

This Post-Effective Amendment No. 3 contains:

•	a base prospectus which covers the offering, issuance and sale by the Company of up to $500,000,000 in the aggregate of the securities identified herein from time to time in one or more offerings; and

•

a sales agreement prospectus supplement covering the offering, issuance and sale by the Company of up to a maximum aggregate offering price of $389,987,701 of the Company’s common stock that may be issued and sold under a sales agreement (the “Sales Agreement”) with Cowen and Company, LLC (“TD Cowen”) acting as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The $389,987,701 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $500,000,000 of securities that may be offered, issued and sold by the Company under the base prospectus. As of the date of this Post-Effective Amendment No. 3, the Company has sold an aggregate of $10,012,299 of the original $400,000,000 available for sale under the Sales Agreement. The Company is registering the offer and sale of the remaining $389,987,701 that has not been sold under the Sales Agreement. Upon termination of the Sales Agreement, any portion of the $389,987,701 included in the sales agreement prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if none of such shares are sold, the full $389,987,701 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

Subject to Completion, dated August 9, 2023.

PROSPECTUS

Invitae Corporation

$500,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Purchase Units

Warrants

We may, from time to time, offer and sell the securities identified above in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $500,000,000. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus and the accompanying prospectus supplement before you invest.

We may offer and sell these securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any of these securities, we will set forth their names and describe their compensation in the applicable prospectus supplement.

Our common stock is listed on The New York Stock Exchange under the symbol “NVTA.” On August 8, 2023, the last reported sale price of our common stock on The New York Stock Exchange was $1.20 per share.

Investing in our securities involves risks. See the section entitled “Risk Factors” included in or incorporated by reference into any accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2023.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings up to a maximum aggregate offering price of $500,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement, may also add to, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

Unless the context otherwise requires, references in this prospectus to “Invitae,” “we,” “us” and “our” refer to Invitae Corporation and its subsidiaries.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus. See “Where You Can Find More Information.” The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

INVITAE CORPORATION

Invitae is in the business of delivering genetic testing services, digital health solutions and health data services that support a lifetime of patient care and improved outcomes. We offer genetic testing across multiple clinical areas, including hereditary cancer, precision oncology, women’s health, rare diseases and pharmacogenomics. We also utilize digital health solutions to improve ease-of-use and to deliver actionable information about risk, prevention, treatment, and monitoring.

We were incorporated in Delaware on January 13, 2010 as Locus Development, Inc., and changed our name to Invitae Corporation in 2012. Our principal executive offices are located at 1400 16th Street, San Francisco, California 94103 and our telephone number is (415) 374-7782. Our website address is www.invitae.com. The information contained on, or that can be accessed through, our website is not part of, or incorporated by reference in, this prospectus or any prospectus supplement.

FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law or regulation. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, repurchases of stock, and future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.

DESCRIPTION OF DEBT SECURITIES

Convertible Senior Notes Due 2024

In September 2019, we issued, at par value, $350,000,000 aggregate principal amount of 2.00% convertible senior notes due 2024, or the 2024 Notes, in a private offering. The 2024 Notes are our senior unsecured obligations and will mature on September 1, 2024, unless earlier converted, redeemed or repurchased. The 2024 Notes bear cash interest at a rate of 2.0% per year, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2020.

Upon conversion, the 2024 Notes will be convertible into cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. The initial conversion rate for the 2024 Notes is 33.6293 shares of our common stock per $1,000 principal amount of the 2024 Notes (equivalent to an initial conversion price of approximately $29.74 per share of common stock).

If we undergo a fundamental change (as defined in the indenture governing the 2024 Notes), the holders of the 2024 Notes may require us to repurchase all or any portion of their 2024 Notes for cash at a repurchase price equal to 100% of the principal amount of the 2024 Notes to be repurchased plus accrued and unpaid interest to, but excluding, the redemption date.

The 2024 Notes will be convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding March 1, 2024, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2019 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the 2024 Notes on each applicable trading day; (2) during the five business day period after any five consecutive trading day period, or the measurement period, in which the trading price per $1,000 principal amount of 2024 Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; (3) if we call any or all of the 2024 Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after March 1, 2024 until the close of business on the business day immediately preceding the maturity date, holders may convert their 2024 Notes at any time, regardless of the foregoing circumstances. These notes were convertible at the option of the holders during the quarters beginning on January 1, 2021 and April 1, 2021 due to the sale price of our common stock during the quarters ended December 31, 2020 and March 31, 2021, respectively. The 2024 Notes were not convertible during the year ended December 31, 2022 and there have been no significant conversions in the periods in which they were convertible.

We may redeem for cash all or any portion of the 2024 Notes, at our option, on or after September 6, 2022 and on or before the 30th scheduled trading day immediately before the maturity date if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Convertible Senior Notes Due 2028

In April 2021, we issued, at 99% of par value, $1.2 billion aggregate principal amount of 1.5% convertible senior notes due 2028, or the 2028 Notes, in a private offering. The 2028 Notes are our senior unsecured obligations and will mature on April 1, 2028, unless earlier converted, redeemed or repurchased. The 2028 Notes bear cash interest at a rate of 1.5% per year, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2021. Upon conversion, the 2028 Notes will be convertible into cash, shares of our common stock or a combination of cash and shares of our common stock, at our election.

The 2028 Notes will be convertible at the option of the holder at any time until the second scheduled trading day prior to the maturity date, including in connection with a redemption by us. The 2028 Notes will be convertible into shares of our common stock based on an initial conversion rate of 23.1589 shares of common stock per $1,000 principal amount of the 2028 Notes (which is equal to an initial conversion price of $43.18 per share), in each case, subject to customary anti-dilution and other adjustments as a result of certain extraordinary transactions. None of the 2028 Notes have been converted to date.

We may not redeem the 2028 Notes prior to April 6, 2025. On or after April 6, 2025, the 2028 Notes will be redeemable by us in the event that the closing sale price of our common stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide the redemption notice at a redemption price of 100% of the principal amount of such 2028 Notes, plus accrued and unpaid interest to, but excluding, the redemption date.

With certain exceptions, upon a change of control of the Company or the failure of our common stock to be listed on certain stock exchanges, the holders of the 2028 Notes may require that we repurchase all or part of the principal amount of the Notes at a repurchase price of 100% of the principal amount of the 2028 Notes to be repurchased, plus unpaid interest to, but excluding, the maturity date.

Debt Securities Issuable

The following is a summary of the general terms of the debt securities we may offer and sell under this prospectus. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, together with any pricing supplement or term sheet, will be a description of the material terms of the debt securities.

We may issue, from time to time, debt securities, in one or more series. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

As used in this section only, “we,” “us” and “our” refer to Invitae Corporation excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•	the title of those debt securities;

•	any limit on the aggregate principal amount of that series of debt securities;

•	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•

the interest rate or rates (which may be fixed or variable) or the method used to determine the rate or rates, and the date or dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and related record dates;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•

if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•

the place or places where and the manner in which principal, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•

the period or periods within which, the price or prices at which and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•

our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•	the denominations in which those debt securities will be issuable;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

•

if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	the nature and terms of any security for any secured debt securities;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the surviving corporation or the successor person is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•	failure to pay interest for 30 days after the date payment is due and payable;

•

failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	certain events in bankruptcy, insolvency or reorganization relating to us; or

•	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor entity of our obligations;

•	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•	add any additional events of default;

•

add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	add guarantees with respect to or secure any debt securities;

•	establish the forms or terms of debt securities of any series;

•

evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

•

modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

•

make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•	change the currency in which the principal, and any premium or interest, is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•

reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common stock, $0.0001 par value per share, and preferred stock, $0.0001 par value per share. This description is only a summary. Our restated certificate of incorporation, the certificate of designation with respect to our Series A convertible preferred stock, or Series A Preferred Stock, and our amended and restated bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our restated certificate of incorporation and our amended and restated bylaws for additional information before you buy any of our common stock, preferred stock, or other securities. See “Where You Can Find More Information.”

Common Stock

We are authorized to issue 600,000,000 shares of common stock. Our common stock is junior to any preferred stock we may issue. As of June 30, 2023, there were 266,761,976 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. This means that the holders of a majority of the outstanding shares of our common stock voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, of which 3,458,823 shares are designated as Series A Preferred Stock. We previously issued 3,458,823 shares of Series A Preferred Stock, none of which remain outstanding as of June 30, 2023 and as of the date hereof.

We may issue additional preferred stock, in series, with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•

the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•

the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. Any material United States federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

The issuance of additional preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

Registration Rights

Certain shares of our common stock, as well as shares underlying the 2028 Notes, are entitled to contractual rights to require us to register those shares under the Securities Act of 1933, as amended, subject to certain exceptions. These rights are provided under the terms of registration rights agreements we have entered into with holders of such securities. We generally must pay all expenses relating to any such registration, other than underwriting discounts and selling commissions. The terms of the registration rights are specified in the relevant registration rights agreement.

Certain Anti-Takeover Provisions of Delaware Law, Our Restated Certificate of Incorporation, and our Amended and Restated Bylaws

Certain provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

Certificate of Incorporation and Bylaws

Our restated certificate of incorporation and amended and restated bylaws include provisions that:

•	divide our board of directors into three classes, each serving staggered, three-year terms;

•

authorize the board of directors to issue, without further action by the stockholders, up to 20,000,000 shares of undesignated preferred stock, of which 16,541,177 shares remain undesignated as of the date of this prospectus;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	specify that special meetings of our stockholders can be called only by the board of directors, the chairman of the board, or the chief executive officer;

•

establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors;

•	provide that directors may be removed only for cause;

•	establish the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain derivative actions or proceedings brought on our behalf, any action asserting a claim of breach of fiduciary duty, any action asserting a claim against us arising pursuant to the General Corporation Law of the State of Delaware, or the DGCL, or any action asserting a claim governed by the internal affairs doctrine; and

•

require the affirmative vote of holders of at least 66-2/3% of the total votes eligible to be cast in the election of directors to amend, alter, change or repeal our bylaws; and provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the “interested stockholder,” and an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. A Delaware corporation may opt out of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions.

We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders. Certain provisions of the DGCL, our restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 5th Avenue, Brooklyn, New York 11219.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the relevant deposit agreement and the depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. You should read these documents as they, and not this description, will define your rights as a holder of depositary shares. Forms of these documents will be filed with the SEC in connection with the offering of depositary shares.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange, Redemption and Liquidation

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or that (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in:

•	debt securities;

•	debt obligations of third parties, including U.S. treasury securities; or

•

any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, dealers or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the securities represented by the registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the securities in definitive form; and

•	will not be considered the owners or holders of the securities under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal, premium, if any, and interest, if any, on debt securities, and any payments to holders with respect to depositary shares, purchase contracts, purchase units or warrants, represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the depositaries for depositary shares, the unit agents, the warrant agents, or any other agent of ours, agent of the trustees, agent of such depositaries, agent of the unit agents or agent of the warrant agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in a registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in “street name.” We also expect that any of these payments will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, or Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at the market offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with the sale of our securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

Our common stock is currently listed on The New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may also obtain a free copy of these reports in the Investor Relations section of our website, www.invitae.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023;

•

our Current Reports on Form 8-K filed with the SEC on January 30, 2023, February  7, 2023, March  1, 2023, March 8, 2023, April 6, 2023, April 28, 2023, May 16, 2023, May 26, 2023, June 6, 2023 and July 5, 2023 (each to the extent filed and not furnished); and

•	the description of our common stock set forth in Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Invitae Corporation, 1400 16th Street, San Francisco, California 94103 and (415) 374-7782. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 9, 2023

PROSPECTUS SUPPLEMENT

Invitae Corporation

Up to $389,987,701

Common Stock

We previously entered into a sales agreement on May 4, 2021, or the Sales Agreement, with Cowen and Company, LLC, or TD Cowen, relating to shares of our common stock, $0.0001 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $400,000,000 from time to time through TD Cowen acting as our agent. As of the date of this prospectus supplement, an aggregate of $10,012,299 of shares of common stock has been sold under the Sales Agreement. We are registering the offer and sale of the remaining $389,987,701 that has not been sold under the Sales Agreement.

Our common stock is listed on The New York Stock Exchange under the symbol “NVTA.” On August 8, 2023, the last reported sale price of our common stock on The New York Stock Exchange was $1.20 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. TD Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between TD Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Under the Sales Agreement, we may also sell shares of common stock to TD Cowen as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to TD Cowen as principal, we will enter into a separate terms agreement with TD Cowen, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The compensation to TD Cowen for sales of common stock sold pursuant to the Sales Agreement will be up to 3.0% of the aggregate gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of TD Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to TD Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our common stock involves risks. See the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

TD Cowen

The date of this prospectus supplement is             , 2023.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and TD Cowen has not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus, before investing in our common stock.

Unless the context otherwise requires, references in this prospectus supplement to “Invitae,” the “company,” “we,” “us” and “our” refer to Invitae Corporation and its consolidated subsidiaries.

Invitae and the Invitae logo are our trademarks. This prospectus supplement and the documents incorporated by reference into this prospectus supplement may also contain trademarks and trade names that are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section beginning on page S-5 herein, the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, the financial statements and accompanying notes, and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

Invitae is in the business of delivering genetic testing services, digital health solutions and health data services that support a lifetime of patient care and improved outcomes. We offer genetic testing across multiple clinical areas, including hereditary cancer, precision oncology, women’s health, rare diseases and pharmacogenomics. We also utilize digital health solutions to improve ease-of-use and to deliver actionable information about risk, prevention, treatment, and monitoring.

Corporate Information

We were incorporated in Delaware on January 13, 2010, as Locus Development, Inc. and changed our name to Invitae Corporation in 2012. Our principal executive offices are located at 1400 16th Street, San Francisco, California 94103 and our telephone number is (415) 374-7782. Our website address is www.invitae.com. We do not incorporate the information on, or accessible through, our website into this prospectus supplement, and you should not consider any information on, or accessible through, our website as part of this prospectus supplement.

THE OFFERING

Common stock offered by us	324,989,750 shares

Common stock to be outstanding immediately after this offering	591,751,726 shares, assuming sales of 324,989,750 in this offering at an assumed price of $1.20 per share, which was the last reported sale price of our common stock on the New York Stock Exchange on August 8, 2023. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, TD Cowen. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, assets or technologies, although we have no present commitments or agreements to do so. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” on page S-5 of this prospectus supplement for a discussion of factors you should consider carefully before deciding to invest in our common stock.

NYSE symbol	“NVTA.”

The number of shares of common stock to be outstanding immediately after this offering is based on 266,761,976 shares outstanding as of June 30, 2023 and excludes:

•	2,560,534 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2023 under our equity incentive plans, with a weighted-average exercise price of $7.62 per share;

•	18,338,112 shares of common stock issuable upon vesting of restricted stock units, or RSUs, as of June 30, 2023 under our equity incentive plans;

•	11,018,013 shares of common stock available for future issuance under our 2015 Stock Incentive Plan;

•	2,769,928 shares of common stock available for future issuance under our Employee Stock Purchase Plan; and

•	875,075 shares of common stock that may be issuable in connection with indemnification hold-backs and contingent consideration related to our acquisitions.

Also excluded are:

•	9,822,484 and 2,455,621 additional shares of common stock available for future issuance under our 2015 Stock Incentive Plan and our Employee Stock Purchase Plan, respectively, as of January 1, 2023;

•	shares that may be issuable in the future in connection with our 2.00% Convertible Senior Notes due 2024; and

•	shares that may be issuable in the future in connection with our 1.50% Convertible Senior Notes due 2028.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference in this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in our subsequent filings with the SEC, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The common stock sold in this offering from time to time will be sold at various prices; however, we expect the price per share of common stock will be substantially higher than the net tangible book value of our common stock. Therefore, purchasers of our common stock in this offering will experience immediate dilution in the net tangible book value of the common stock purchased in this offering. Assuming that an aggregate of 324,989,750 shares of common stock are sold at a public offering price of $1.20 per share, the last reported sale price of our common stock on The New York Stock Exchange on August 8, 2023, for aggregate gross proceeds of $389,987,701 and after deducting estimated commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of June 30, 2023, would have been approximately $(693.9) million, or approximately $(1.17) per share of our common stock. As a result, if you purchase shares of common stock in this offering at that assumed public offering price, you would suffer immediate and substantial dilution of $2.37 per share with respect to the net tangible book value of the common stock. See “Dilution” in this prospectus supplement for a detailed illustration of the dilution you will incur if you purchase shares in this offering.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If we raise additional capital in the future, your ownership in us could be diluted.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our common stock in the past, which would result in those newly issued shares being dilutive. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common shareholder, which could impair the value of our common stock.

We have never paid dividends on our capital stock and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. In addition, our loan and security agreement restricts our ability to pay cash dividends on our common stock. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of June 30, 2023, we had outstanding 266,761,976 shares of our common stock, options to purchase 2,560,534 shares of our common stock and RSUs representing 18,338,112 shares of our common stock (which includes an estimated number of RSUs, subject to certain employees’ continued service with us, or time-based RSUs, and RSUs that are performance based RSUs, or PRSUs, granted in connection with an acquisition). The foregoing does not include 875,075 shares of common stock that may be issuable in connection with indemnification hold-backs and contingent consideration related to our acquisitions, shares that may be issuable in the future in connection with the convertible senior notes, or shares issuable pursuant to the Sales Agreement. In addition, as of June 30, 2023, 11,018,013 and 2,769,928 shares of common stock are available for future issuance under our 2015 Stock Incentive Plan and Employee Stock Purchase Plan, respectively, and as of January 1, 2023, 9,822,484 and 2,455,621 additional shares of common stock became available for future issuance under our 2015 Stock Incentive Plan and our Employee Stock Purchase Plan, respectively. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial plans or performance. When used in this prospectus supplement, the words “expects,” “believes,” “anticipates,” “estimates,” “continue,” “anticipate,” “plan,” “may,” “will,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements, and include but are not limited to, statements regarding our strategy; our business plan, including expectations regarding future partnerships, acquisitions and networks; our beliefs with respect to the effect of our expertise and technology in the medical industry; future growth and the keys to such growth; the expected benefits from past and future acquisitions; continued investment in our business; future operations; the anticipated use of proceeds from this offering; future operating results and expense levels; and the prospects, plans and objectives of management. These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following: the effect of the COVID-19 pandemic on our business and the success of any measures we have taken or may take in the future in response thereto; risks associated with our ability to develop and commercialize new tests and expand into new markets; our ability to use rapidly changing genetic data to interpret test results accurately, consistently and quickly; our history of losses; our need to scale our infrastructure in advance of demand for our tests and our ability to increase demand for our tests; our ability to drive revenue; the impact of current and future litigation on our business; our ability to integrate and scale acquired businesses and realize the intended benefits of such acquisitions; the risk that we may not obtain or maintain sufficient levels of reimbursement for our tests; laws and regulations applicable to our business, including potential regulation by the Food and Drug Administration and measures taken by government authorities in response to the COVID-19 pandemic; our ability to obtain required regulatory approvals for our tests; the risk that Medicare and other payers may change the pricing or other terms for reimbursement, or not reimburse for our tests in the future, or fail to make timely payments; the impact of economic conditions, unemployment levels and loss of health insurance on our business; and our ability to compete. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus.

These forward-looking statements made by us in this prospectus supplement, the accompanying prospectus, or any of the documents incorporated by reference in this prospectus supplement and accompanying prospectus speak only as of the date of this prospectus supplement and the accompanying prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law or regulation. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $389,987,701 from time to time in this offering. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the Sales Agreement with TD Cowen as a source of financing.

We currently intend to use the net proceeds from the sale of common stock offered by this prospectus supplement and the accompanying prospectus for working capital and general corporate purposes. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, assets or technologies, although we have no present commitments or agreements to do so. Accordingly, we will retain broad discretion over the use of these proceeds. Pending application of the net proceeds as described above, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you purchase our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is determined by dividing the number of shares of common stock outstanding as of June 30, 2023 into our total tangible assets less total liabilities.

Our net tangible book value as of June 30, 2023 was approximately $(1.1) billion, or $(4.03) per share, based on 266,761,976 shares of our common stock outstanding as of that date. After giving effect to the sale of 324,989,750 shares of common stock by us at an assumed public offering price of $1.20 per share, the last reported sale price of our common stock on The New York Stock Exchange on August 8, 2023, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023 would have been approximately $(693.9) million, or $(1.17) per share. This represents an immediate increase in net tangible book value of $2.86 per share to existing stockholders and immediate dilution of $2.37 per share to investors in this offering, as illustrated by the following table:

Assumed public offering price per share		$1.20
Net tangible book value per share as of June 30, 2023	$(4.03)
Increase in net tangible book value per share attributable to investors participating in this offering	2.86

As adjusted net tangible book value per share after giving effect to this offering		(1.17)

Dilution per share to investors in this offering		$2.37

The table above assumes for illustrative purposes that an aggregate of 324,989,750 shares of our common stock are sold at a price of $1.20 per share, the last reported sale price of our common stock on The New York Stock Exchange on August 8, 2023, for aggregate gross proceeds of $389,987,701. The shares sold in this offering, if any, will be sold from time to time at various prices. A $1.00 increase or decrease in the price at which the shares are sold from the assumed public offering price of $1.20 per share, would increase or decrease our as adjusted net tangible book value by less than $0.86 per share, and the dilution per share to investors in this offering by approximately $1.86 per share, after deducting estimated commissions and estimated offering expenses payable by us. The as adjusted information provided above is illustrative only. The common stock sold in this offering, if any, will be sold from time to time at various prices.

The number of shares of common stock to be outstanding immediately after this offering is based on 266,761,976 shares outstanding as of June 30, 2023 and excludes:

•	2,560,534 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2023 under our equity incentive plans, with a weighted-average exercise price of $7.62 per share;

•	18,338,112 shares of common stock issuable upon vesting of RSUs as of June 30, 2023 under our equity incentive plans;

•	11,018,013 shares of common stock available for future issuance under our 2015 Stock Incentive Plan;

•	2,769,928 shares of common stock available for future issuance under our Employee Stock Purchase Plan; and

•	875,075 shares of common stock that may be issuable in connection with indemnification hold-backs and contingent consideration related to our acquisitions.

Also excluded are:

•	9,822,484 and 2,455,621 additional shares of common stock available for future issuance under our 2015 Stock Incentive Plan and our Employee Stock Purchase Plan, respectively, as of January 1, 2023;

•	shares that may be issuable in the future in connection with our 2.00% Convertible Senior Notes due 2024; and

•	shares that may be issuable in the future in connection with our 1.50% Convertible Senior Notes due 2028.

To the extent that additional shares are issued pursuant to the foregoing, investors purchasing our common stock in this offering will experience further dilution. In addition, we may offer other securities in other offerings due to market conditions or strategic considerations. To the extent we issue such securities, investors may experience further dilution.

PLAN OF DISTRIBUTION

We previously entered into a Sales Agreement on May 4, 2021 with TD Cowen, under which we may issue and sell up to $400,000,000 of shares of our common stock through TD Cowen as our sales agent or principal. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. A copy of the Sales Agreement that we entered into with TD Cowen has been filed with the SEC as an exhibit to a Current Report on Form 8-K and incorporated by reference herein. As of the date of this prospectus supplement, an aggregate of $10,012,299 of shares of common stock has been sold under the Sales Agreement. We are registering the offer and sale of the remaining $389,987,701 that has not been sold under the Sales Agreement.

TD Cowen will offer our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and TD Cowen. We will designate the maximum amount of common stock to be sold through TD Cowen on a daily basis or otherwise determine such maximum amount together with TD Cowen. Subject to the terms and conditions of the Sales Agreement, TD Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct TD Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. TD Cowen or we may suspend the offering of our common stock being made through TD Cowen under the Sales Agreement upon proper notice to the other party. TD Cowen and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The aggregate compensation payable to TD Cowen as sales agent will be up to 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have reimbursed TD Cowen up to $50,000 of TD Cowen’s actual outside legal expenses incurred by TD Cowen in connection with this offering. We estimate that the total expenses of this offering payable by us, excluding commissions payable to TD Cowen under the Sales Agreement, is approximately $400,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

TD Cowen will provide written confirmation to us following the close of trading on the New York Stock Exchange on each day in which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through TD Cowen under the Sales Agreement, the net proceeds to us and the compensation paid by us to TD Cowen in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise or as otherwise required by law, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the Sales Agreement, we may also sell shares of common stock to TD Cowen as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to TD Cowen as principal, we will enter into a separate terms agreement with TD Cowen, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

In connection with the sales of our common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to TD Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to TD Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, TD Cowen will not engage in any transactions that stabilize our common stock.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “NVTA.” The transfer agent of our common stock is American Stock Transfer & Trust Company, LLC.

TD Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Palo Alto, California. Cowen and Company, LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the worldwide web is www.sec.gov.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023;

•

our Current Reports on Form 8-K filed with the SEC on January 30, 2023, February  7, 2023, March 1, 2023, March 8, 2023, April 6, 2023, April 28, 2023, May 16, 2023, May 26, 2023, June 6, 2023 and July 5, 2023 (each to the extent filed and not furnished); and

•	the description of our common stock set forth in Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus supplement and the accompanying prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus supplement and the termination of any offering of securities offered by this prospectus supplement and the accompanying prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus supplement and the accompanying prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Invitae Corporation, 1400 16th Street, San Francisco, California 94103 and (415) 374-7782. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

Up to $389,987,701

Common Stock

PROSPECTUS SUPPLEMENT

TD Cowen

                , 2023

PART II

Information Not Required In Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC registration fee		$55,100
NYSE listing fees		*
Transfer agent and registrar, trustee and depositary fees		*
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

	$	*

*	Estimated expenses not presently known.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant’s restated certificate of incorporation, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 23, 2015 and the Registrant’s amended and restated bylaws, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 23, 2021, provide that the Registrant shall indemnify its directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. In addition, the Registrant has entered into agreements to indemnify its directors and officers and expects to continue to enter into agreements to indemnify all of its directors and officers. These agreements require the Registrant, among other things, to indemnify its directors and officers against certain liabilities which may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Item 16.	Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

1.2	Sales Agreement, dated as of May 4, 2021, between the Registrant and Cowen and Company, LLC (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed on May 5, 2021).

4.1	Form of Indenture relating to debt securities (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3ASR filed on March 2, 2022).

4.2*	Form of supplemental indenture or other instrument establishing the issuance of one or more series of debt securities (including the form of such debt security).

4.3	Indenture, dated as of September 10, 2019, between the Registrant and U.S. Bank National Association, as trustee (including form of Note) (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 11, 2019).

Exhibit No.	Description

4.4	Indenture, dated as of April 8, 2021, between the Registrant and U.S. Bank National Association (including form of Note) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 8, 2021).

4.5	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020).

4.6*	Form of Specimen Preferred Stock Certificate.

4.7*	Form of Deposit Agreement.

4.8*	Form of Depositary Receipt (included in Exhibit 4.7).

4.9*	Form of Purchase Contract.

4.10*	Form of Purchase Unit Agreement.

4.11*	Form of Warrant Agreement and Warrant Certificate.

4.12	Amended and Restated Registration Rights Agreement, dated as of July 31, 2017, between the Registrant and certain investors (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on August 1, 2017).

4.13	Registration Rights Agreement, dated as of October 2, 2020, by and among Registrant and the investors party thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 5, 2020).

4.14	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 1, 2023).

4.15	Indenture, dated as of March 7, 2023, between the Registrant, the guarantor parties thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on March 8, 2023).

4.16	Series A Global Note representing the Series A 4.50% Convertible Senior Secured Notes due 2028 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 8, 2023).

4.17	Series B Global Note representing the Series B 4.50% Convertible Senior Secured Notes due 2028 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on March 8, 2023).

4.18	Registration Rights Agreement, dated as of March 7, 2023, between the Registrant and the investor party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 8, 2023).

5.1@	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

5.2@	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1@	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.2@	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.2).

23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1@	Power of Attorney.

25.1+	Form T-1 Statement of Eligibility of the trustee for the debt securities.

107@	Filing Fee Table.

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.
@	Previously filed.
+	To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)    That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on August 9, 2023.

INVITAE CORPORATION

By:	/s/ Kenneth D. Knight
Kenneth D. Knight
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth D. Knight	Chief Executive Officer (Principal Executive Officer) and Director	August 9, 2023
Kenneth D. Knight

/s/ Christine M. Gorjanc	Interim Chief Financial Officer and Director (Principal Financial Officer)	August 9, 2023
Christine M. Gorjanc

/s/ Jeff Parsons	Interim Chief Accounting Officer (Principal Accounting Officer)	August 9, 2023
Jeff Parsons

*	Chair of the Board and Director	August 9, 2023
Randal W. Scott, Ph.D.

*	Director	August 9, 2023
Eric Aguiar, M.D.

*	Director	August 9, 2023
Geoffrey S. Crouse

*	Director	August 9, 2023
Kimber D. Lockhart

*	Director	August 9, 2023
Chitra Nayak

*	Director	August 9, 2023
William H. Osborne

*By:	/s/ Kenneth D. Knight
Kenneth D. Knight
Attorney-in-Fact